Exhibit 10.22

MONOSOL RX, LLC

AMENDED AND RESTATED

PERFORMANCE UNITS PLAN B

Amended and Restated Effective September 18, 2006

i

MONOSOL RX, LLC

AMENDED AND RESTATED

PERFORMANCE UNITS PLAN B

Amended and Restated Effective September 18, 2006

MONOSOL RX, LLC, a Delaware limited liability company (the “Company”), does hereby amend and restate the Performance Units Plan B (newly designated as Performance Units Plan B and hereinafter referred to as the “Plan”).  The Plan was established by the Company, effective as of January 22, 2004, for the purpose of enhancing the long-term growth in earnings of the Company by providing incentives to key employees and/or other service providers of the Company.  The Plan helps the Company attract and retain employees and other service providers of exceptional ability.

ARTICLE I

DEFINITIONS

For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

“Additional Performance Units Plan” shall mean the other Performance Units Plan established by the Company effective as of January 22, 2004 for the following participants:  Richard C. Fuisz, Joe Fuisz, Garry Myers, and Robert Yang.

“Advisory Board” shall mean the Advisory Board contemplated by the Company Agreement which administers the Plan pursuant to Article II.

“Base Value” shall mean $100,000,000.00 as of September 18, 2006.  The Base Value is determined by the Advisory Board as of the date of grant of Performance Units and separate Base Values may apply to blocks of Performance Units based upon the date of grant.

“Beneficiary” shall mean the person, persons or entity designated by the Participant, as provided in Article V, to receive any benefits payable under the Plan following the death of the Participant.

“Cause” shall mean the involuntary termination of a Participant’s employment or other service-providing relationship with the Company resulting from (i) willful and continued failure of such Participant to perform his or her duties, including, without limitation, such Participant’s failure or refusal to follow the legitimate directions of the Company and/or of any of the persons to whom such Participant reports (other than any such failure resulting from his or her death or permanent disability), (ii) willful, reckless or negligent conduct by such Participant in connection with his or her employment with, or provision of services to, the Company, (iii) the conviction of such Participant of any felony or any crime involving moral turpitude, (iv) such Participant’s reporting to work or performing services impaired by or under the influence of alcohol or illegal drugs, (v) such Participant’s engaging in the unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises, (vi) such Participant’s engaging in sexual harassment or otherwise violated any harassment or discrimination law, or (vii) dishonesty of such Participant.

“Change in Control” shall mean the occurrence, after the effective date of the Plan, in a single transaction or series of transactions, of any one of the following events or circumstances: (i) merger, consolidation or reorganization of the Company where the beneficial owners of the interests or securities possessing the right to vote with respect to the Company immediately preceding the merger, consolidation or reorganization beneficially own less than 20% of the interests or securities possessing the right to vote with respect to the survivor entity, after giving effect to such merger, consolidation, or reorganization; (ii) acquisition by any person or group, as defined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership of interests or securities possessing the right to vote with respect to the Company where the beneficial owners of the interests or securities possessing the right to vote with respect to the Company immediately preceding such acquisition own less than 20% of the interests or securities possessing the right to vote with respect to the Company, after giving effect to such acquisition; (iii) approval by the members of the Company of a plan of liquidation or dissolution with respect to the Company, provided such liquidation or dissolution is consummated; (iv) the sale, exchange, or contribution of all or substantially all the Company’s assets to an entity where the beneficial owners of the interests or securities possessing the right to vote with respect to the Company immediately preceding the sale, exchange, or contribution beneficially own less than 20% of the interests or securities possessing the right to vote with respect to the acquiring entity; or (v) an initial public offering under the Securities Act of 1933, as amended, of the business of the Company to the public which does not otherwise meet the definition of a Change in Control in clause (i) — (iv) hereof.  In the event the exact date of a Change in Control cannot be determined, such Change in Control will be deemed to have occurred on the earliest date on which it could have occurred.

“Claim” shall mean a request by a Claimant in accordance with Article VII for a benefit under the Plan.

“Claimant” shall mean any Participant or Beneficiary who claims to be entitled to a benefit under the Plan.

“Company” shall mean MonoSol Rx, LLC, a Delaware limited liability company, and any successor to the business thereof.

“Company Agreement” shall mean the Limited Liability Operating Agreement of the Company, as amended from time to time.

“Market Value”, at any point in time, shall mean the fair market value of the Company’s business as of such time.  The fair market value of the Company’s business shall be the price a willing buyer would pay to purchase the Company’s entire business, subject to existing liabilities, in a lump sum, cash payment.  In the case of an actual sale of the Company’s business or other transaction resulting in a Change in Control, the sale price or value of consideration given shall be determinative of the fair market value of the Company’s business.  In the absence of an actual sale or other transaction resulting in a Change in Control of the Company, the fair market value of the Company’s business shall be the Advisory Board’s most recent determination thereof (unless otherwise determined by mutual agreement between the Advisory Board and the Participant);

provided, however, that if the Participant objects to the Advisory Board’s most recent determination of the fair market value of the Company’s business, or if the Advisory Board and the Participant are unable to agree on the fair market value of the Company’s business, within 30 days following the Participant’s retirement or termination of employment or a Change in Control, as the case may be, the Participant may retain, at his or her own expense, a qualified, independent appraiser to perform an appraisal of the Company’s business.  If the fair market value determined by the appraisal commissioned by the Participant is not greater than 110% of the most recent fair market value determined by the Advisory Board, then the most recent fair market value determined by the Advisory Board shall be determinative.  If the fair market value determined by the appraisal commissioned by the Participant is more than 110% of the most recent fair market value determined by the Advisory Board, then the Advisory Board may, in its sole discretion, (i) select another appraiser jointly with the Participant whose appraisal shall conclusively bind the parties or (ii) use the average value based on the most recent fair market value determined by the Advisory Board and the appraised value based on the appraisal commissioned by the Participant.  In determining the fair market value, the appraiser(s) shall be instructed to ignore any liability recorded on the books of the Company which represents the liability under the Plan to the Participant in question.  The Advisory Board may determine the fair market value of the Company’s business at any time; provided, however, that it is anticipated that such determination will be made at least once each fiscal year of the Company.

“Outstanding Unit Amount” at any point in time (and subject to adjustment under Section 3.04) shall mean (i) the maximum number of Performance Units that may be granted under the Plan as of such time, plus (ii) the number of Performance Units that, solely for purposes of the Plan, represents the maximum number of Performance Units that may be granted under the Additional Performance Units Plan, plus (iii) the number of Performance Units that, solely for purposes of the Plan, represents the total outstanding member interests of members of the Company as of such time (as determined by the Advisory Board).  Based upon adjustments under Section 3.04 since the establishment of the Plan on January 22, 2004, the Outstanding Unit Amount as of September 18, 2006, shall be 100,000,000.

“Participant” shall mean an individual who is eligible to participate in the Plan as provided in Article III.

“Performance Units” shall mean contractual rights awarded to a Participant as provided in Article III.

“Target Year of Service” shall mean a one-year period established by the Advisory Board for a particular Participant on the last day of which such Participant is employed by the Company.

“Vested” shall mean the extent to which a Participant has earned a right to receive benefit payments with respect to his or her Performance Units pursuant to Section 3.03, subject to the forfeiture provisions of Section 4.02.

ARTICLE II

ADMINISTRATION

                2.01         Advisory Board; Duties.  The Plan shall be administered by the Advisory Board.  Members of the Advisory Board may be Participants under the Plan.  The Advisory Board shall also have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan.

Subject to the provisions of the Plan, the Advisory Board shall have exclusive power to (a) designate the employees and/or other service providers to become Participants and be granted Performance Units; (b) determine the number of Performance Units to be granted and/or criteria for granting Performance Units to each Participant; (c) determine the time or times when Performance Units will be granted; (d) determine whether Participants shall be of a single class or in different classes; and (e) determine the one-year periods for Target Years of Service.  The one-year period for Target Years of Service may vary from Participant to Participant.

                2.02         Agents.  In the administration of the Plan, the Advisory Board may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with legal counsel who may also be legal counsel to the Company.

                2.03         Binding Effect of Decisions.  The decision or action of the Advisory Board in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

                2.04         Indemnity of Advisory Board.  The Company shall indemnify and hold harmless the members of the Advisory Board against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by the Advisory Board.

ARTICLE III

PARTICIPATION

                3.01         Participation.  Participation in the Plan shall be limited to a select group of key employees and/or other service providers of the Company designated by the Advisory Board.  The Advisory Board shall notify all employees and/or other service providers who are designated to participate in the Plan of their designation and of their grant of Performance Units within 30 days of their designation and/or grant.

                3.02         Performance Units.  Performance Units granted by the Advisory Board to Participants shall be credited to a Performance Unit account to be maintained by the Advisory Board for each Participant.  The grant of Performance Units to a Participant shall not entitle the Participant to voting or any other rights belonging to a member of the Company.  All rights of a Participant are set forth herein.

Following the adjustments described below, the maximum number of Performance Units that may be granted under the Plan shall be 2,500,000 in the aggregate (with such number subject to adjustment pursuant to the provisions of Section 3.04 to correspond to the changes to the Outstanding Unit Amount). Initially, 3,750,000 Performance Units could be granted under the Plan and such number was increased by amendment to 5,000,000.  Pursuant to the establishment of the Additional Performance Units Plan, 2,500,000 Performance Units were transferred to, and granted pursuant to, the Additional Performance Units Plan leaving 2,500,000 Performance Units for issuance under the Plan (with such number subject to adjustment pursuant to the provisions of Section 3.04 to correspond to the changes to the Outstanding Unit Amount).  If any Performance Units granted under the Plan are forfeited or cancelled, such Performance Units may again be granted under the Plan.

                3.03         Vesting of Performance Units.  A Participant shall have no right to receive benefit payments on account of any specified part of his or her Performance Units except to the extent the Participant is Vested in his or her Performance Units.

                For purposes of benefit payments under the Plan, a Participant shall become Vested in his or her Performance Units based on the following schedule:

Target Years of Service	Percent Vested
0	0%
1	25%
2	50%
3	100%

A Participant shall be credited with a Target Year of Service only if the Participant is employed by, or providing services to, the Company on the last day of such one-year period.  Anything else to the contrary notwithstanding, the Advisory Board may grant Vested status to a Participant with respect to all of such Participant’s Performance Units who would not otherwise be Vested under this Section 3.03 in all granted Performance Units (including all previously granted Performance Units).  A Change in Control will accelerate vesting of Performance Units so that a Participant will become Vested in all of his or her Performance Units as of the date of such Change in Control.

Certain Participants (the “MonoSol Participants”) were employees of MonoSol, LLC, a Delaware limited liability company and member of the Company (“MonoSol”), and they were granted Performance Units in recognition of their services, as key employees of MonoSol, to the Company in connection with its formation and acquisition of business assets from Kosmos Pharma Limited and their continuing provision of administrative services on behalf of MonoSol to the Company.  Notwithstanding anything to the contrary contained in this Plan, the MonoSol Participants shall be credited with a Target Year of Service only if the MonoSol Participant is employed by MonoSol (or its successors or assigns) on the last day of such one-year period.

                3.04         Dilution and Other Adjustments.  In the event of any change in the outstanding ownership interests of the Company by reason of any issuance of new or additional member interests in the Company, or any restructuring, recapitalization, merger, consolidation, conversion, spin-off, reorganization, combination or exchange of interests or other similar change, the Advisory Board may equitably adjust the Outstanding Unit Amount (including adjustment to the component thereof which represents the total outstanding member interests of members of the Company) and/or the number or kind of Performance Units then subject to the Plan and/or held in Participants’ Performance Unit accounts in order to reflect such changes.  The Advisory Board’s determination as to the terms of any such adjustment shall be binding and conclusive on all persons.  Notwithstanding the foregoing, Performance Units may be diluted as the result of the authorization and issuance of additional Performance Units.

ARTICLE IV

BENEFITS

4.01         Benefit Payments Following Retirement, Termination or Change in Control.  If the Advisory Board so elects in its sole discretion within 12 months following a Participant’s retirement or termination of employment or other service-providing relationship for any reason, including an involuntary termination by reason of death or permanent disability (subject to the forfeiture provisions of Section 4.02) with the Company, the Participant shall receive cash payments in an amount equal to the following:

Number of such Participant’s
Vested Performance Units	X (Market Value minus Base Value) = Total Payments
Outstanding Unit Amount

The number of such Participant’s Vested Performance Units, the Outstanding Unit Amount, and the Market Value shall be determined as of the date of such Participant’s retirement or termination of employment or other service-providing relationship.  Separate calculations pursuant to the above formula shall be made for each block of Performance Units having a separate Base Value.  If the Advisory Board does not so elect within 12 months following a Participant’s retirement or termination of employment or other relationship, the Participant or his or her estate or heirs shall continue to be eligible for benefit payments upon a Change in Control.

If the Advisory Board so elects, amounts payable under this Section 4.01 following a Participant’s retirement or termination of employment or other service-providing relationship shall be paid at the sole discretion of the Advisory Board either (a) in a single, lump sum or (b) in 24 equal monthly installments, together with interest on the unpaid balance at the minimum rate of interest required to be charged on such obligation at the date of the Participant’s retirement or termination of employment or other service-providing relationship to avoid the imputation of interest for federal income tax purposes under the Internal Revenue Code of 1986, as amended, but in no event shall such interest rate exceed the applicable legal maximum interest rate then prevailing.  Benefits payable under this Section 4.01 shall be paid or commenced no later than 12 months following the date of the retirement or termination of the Participant’s employment or other service-providing relationship (other than for Cause) with the Company.  The payment of a Participant’s entire benefit, if any, under this Section 4.01 shall terminate the Participant’s interest and status as a Participant under the Plan and result in the cancellation of such Participant’s Performance Units.

Following a Change in Control, each Participant shall receive cash payments in an amount equal to the following:

Number of such Participant’s
Vested Performance Units	X (Market Value minus Base Value) = Total Payments
Outstanding Unit Amount

The number of such Participant’s Vested Performance Units, the Outstanding Unit Amount, and the Market Value shall be determined as of the date of such Change in Control.  Separate calculations pursuant to the above formula shall be made for each block of Performance Units having a separate Base Value.

Amounts payable under this Section 4.01 with respect to a Change in Control shall be paid either in cash or, at the sole discretion of the Advisory Board, in kind in the same consideration received by the Company or the members of the Company as a result of the Change in Control.  Benefits payable under this Section 4.01 shall be paid to the Participants under this Section 4.01 within three months following the Change of Control; provided, however, that if the consideration received by the Company or members of the Company as a result of  the Change in Control is deferred and paid over time, then the Participants payments hereunder shall be deferred and paid as received by the Company or members as the case may be.  The payment of a Participant’s entire benefit, if any, under this Section 4.01 shall terminate the Participant’s interest and status as a Participant under the Plan and result in the cancellation of his or her Performance Units.  For purposes of illustration of these provisions and not by way of limitation, in connection with a Change in Control resulting from the occurrence of an initial public offering under the Securities Act of 1933, as amended, of the business of the Company to the public, the Advisory Board may elect to pay all or any portion of the amount payable to such Participant under this Section 4.01 in securities of the newly formed public company.  In any event in which the consideration is paid in kind to the Participants, the Advisory Board will place a value on the in kind consideration distributed hereunder for purposes of calculating the amount paid under this plan for purposes of Article IV of the Company Agreement.  Notwithstanding anything to the contrary contained in this Agreement, with respect to the occurrence of a Change in Control which does not constitute a permissible distribution event under Code Section 409A(a)(2)(A)(v), all amounts payable under this Section 4.01 shall be paid no later than the later of (i) the date that is 2 ½ months from the end of the Participant’s tax year in which such Change in Control occurred or (ii) the date that is 2 ½ months from the end of the Company’s tax year in which such Change in Control occurred.

4.02         Forfeiture Provisions.  Notwithstanding anything herein contained to the contrary, all rights to any benefits payable under the Plan, shall be immediately forfeited, whether or not the Participant holds Vested Performance Units, if any of the following events occur:

(a)           The Participant’s employment or other service-providing relationship with the Company is terminated for Cause, as defined either in such Participant’s employment agreement with the Company or, if none, for the purposes of this Plan.  The judgment of the Advisory Board, as expressed by a majority vote, shall be final as to the whether the Participant has been terminated for Cause.

(b)           While employed by, or otherwise retained to provide services to, the Company or during the 12-month period following the Participant’s retirement or other termination of employment or other service-providing relationship with the Company for any reason, the Participant directly or indirectly (1) induces, requests or advises any person or entity to withdraw, curtail, or cancel that person’s or entity’s business with the Company, or to obtain services from any person or entity that competes with the Company, or (2) solicits or induces any employee of the Company to leave the employ of the Company.

                4.03         Withholding; Payroll Taxes. To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder any taxes required to be withheld from a Participant’s benefit for the federal or any state or local government.

ARTICLE V

BENEFICIARY DESIGNATION

                5.01         Beneficiary Designation.  Each Participant shall have the right, at any time, to designate any person or persons as his or her Beneficiary or Beneficiaries (both primary as well as contingent) to whom payment under this Plan shall be paid in the event of his or her death prior to complete distribution to the Participant of the benefits due him or her under the Plan.  If a Participant fails to designate a Beneficiary or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s Beneficiary shall be deemed to be the estate of the Participant.  The payment to the Beneficiary or deemed Beneficiary shall completely discharge the Company’s obligations under the Plan.

                5.02         Amendments.  Any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Advisory Board.  The filing of a new Beneficiary designation form will, upon receipt by the Advisory Board, cancel all Beneficiary designations previously filed.

ARTICLE VI

AMENDMENT AND TERMINATION

                6.01         Right to Amend.  The Company reserves the right, through its Advisory Board, to amend any provisions under the Plan at any time; provided, however, that (a) such amendment is in writing, (b) such amendment is executed by a duly authorized member of the Advisory Board of the Company, and (c) such amendment does not adversely affect the rights of a Participant or his or her Beneficiary with respect to benefits which have accrued under the Plan prior to such amendment.

6.02         Termination.  The Company reserves the right at any time and at its sole discretion to terminate the Plan; provided, any termination of the Plan shall not affect any benefits previously accrued hereunder; provided further, any termination of the Plan must be structured to comply with the requirements of Code Section 409A regarding the permissible acceleration of payments upon the termination of an arrangement to defer compensation.

ARTICLE VII

CLAIMS PROCEDURE AND DISPUTES

                7.01         Claim Filing Procedure.  If a dispute arises over benefits payable under the Plan, a Claimant shall have the right to submit a Claim with respect to such benefits.  Such Claim shall be in writing, signed by the Claimant under oath, and addressed and delivered to the Advisory Board either personally or by certified or registered mail, return receipt requested.  The Claim shall state with particularity:

(a)                                  The benefit claimed;

(b)           The provisions of the Plan and the particular provisions of law, if any, upon which the Claimant relies in support of his or her Claim; and

(c)           All facts believed to be relevant in connection with such Claim.

7.02         Consideration of Claim; Rendering of Decision.  Upon receipt of a Claim hereunder, the Advisory Board shall consider the merits of the Claim and shall within 90 days from the receipt of the Claim render a decision on the merits and communicate the same to the Claimant.  In the event the Advisory Board denies the Claim in whole or in part, the Claimant shall be so notified in writing, which shall be addressed and delivered to the Claimant personally or by certified or registered mail, return receipt requested, and shall set forth the following:

(a)                                  The reason or reasons for rejection of the Claim;

(b)           The provisions of the Plan and the particular provisions of law, if any, relied upon in reaching such determination; and

(c)           A description of any additional information needed from the Claimant in order for the Claimant to perfect his or her Claim.

The failure of the Advisory Board to render a decision on the merits of a Claim shall be deemed to be a denial of such Claim and notice of such denial shall be deemed to have been given to the Claimant on the ninetieth (90th) day from receipt by the Advisory Board of the Claim.

                7.03         Limitation on Claims Procedure. Any Claim under this Claims procedure must be submitted within six months from the earlier of (1) the date on which the Claimant learned of facts sufficient to enable him or her to formulate such Claim, or (2) the date on which the Claimant should reasonably have been expected to learn the facts sufficient to enable him or her to formulate such Claim.  For this purpose, the first date on which any document that is either given to or made available to a Participant or Beneficiary (in pay status), and which discloses facts sufficient to enable a reasonable person to formulate a Claim hereunder, shall be conclusively deemed to be the date on which the Claimant should reasonably have been expected to learn the facts sufficient to enable him or her to formulate such a Claim.  Claims submitted after such period shall be deemed to have been waived by the Claimant and shall thereafter be wholly unenforceable.

                7.04         Dispute over Benefits. If a dispute arises as to the amount or proper recipient of any payment, the Advisory Board, in its sole discretion, may withhold or cause to be withheld such payment until the dispute shall have been settled by the parties concerned or shall have been determined by an arbitration proceeding.  In addition, if a dispute continues to exist after a Claim has been filed and a decision rendered by the Advisory Board under the Claims procedure set forth above, or in the event of any dispute or controversy concerning the construction, interpretation, performance or breach of the Plan arising between a Participant, the Company or the Advisory Board, the same shall be submitted to arbitration under the appropriate rules of the American Arbitration Association.  Any arbitration shall be conducted in Fort Worth, Texas, unless mutually agreed otherwise by the parties.  All administrative fees connected with initiating a demand for arbitration shall be split between and advanced by the parties to the arbitration; subject, however, to final apportionment by the arbitrator in his or her award.  The parties agree that the arbitrator’s award shall be binding and may be enforced in any court having jurisdiction thereof by filing a petition for enforcement of such award.

ARTICLE VIII

MISCELLANEOUS

                8.01         Headings and Gender.  The headings of the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.  Whenever a personal pronoun is used in the masculine gender, it shall be deemed to include the feminine also, unless the context indicates the contrary.

                8.02         No Right to Employment or Retention.  Nothing herein contained shall be construed as giving any Participant the right to be retained in the service of the Company.

                8.03         Action by Officers.  Whenever under the terms of this Plan the Company is permitted or required to take some action, such action may be taken by any duly authorized member of the Advisory Board or officer of the Company.

                8.04         Assignment of Benefits.  Except as provided in this Section 8.04, no interest in this Plan shall be subject to assignment, alienation, transfer or anticipation, either by voluntary or involuntary act of any Participant or Beneficiary or by operation of law, nor shall payment or right of interest be subject to the demands or claims of any creditor of such person, nor be liable in any way for such person’s debts, obligations or liabilities.

                The Company shall not merge or consolidate with any other entity or otherwise reorganize unless and until such succeeding entity agrees to assume and discharge the obligations of the Company under the Plan.  Upon such assumption, the term “Company” as used in this Plan shall be deemed to refer to such successor entity.

                8.05         Applicable Law; Validity.  The validity of the Plan or any of its provisions shall be determined under and construed according to the laws of the State of Delaware.  If any provision of the Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of the Plan and it shall be construed as if said illegal or invalid provision had never been included.

                8.06         Expenses.  The administration costs incurred with respect to the Plan shall be paid by the Company as an ordinary and necessary business expense incurred in the operation of the Company’s business.

8.07         Plan Funding.  Benefits under the Plan are payable solely by the Company.  The Company may, in its sole discretion, determine to set aside funds in a trust or other arrangement to satisfy its obligations hereunder; provided, the trust or other arrangement shall be unfunded for purposes of the Code, such trust or other arrangement shall not be structured in a manner which would cause the assets to be deemed to have been paid to the Participants under Code Section 409A(b), and no Participant or Beneficiary shall be considered to have an interest in any such trust or other arrangement, or the assets held pursuant thereto, except as may be specifically provided for therein.  Participants shall be regarded as general creditors of the Company with respect to any rights derived by Participants from the existence of the Plan.

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                IN WITNESS WHEREOF, the Company has caused this Amended and Restated Performance Units Plan B to be executed by its duly authorized officers to be effective as of September 18, 2006.

MONOSOL RX, LLC

By:	/s/ John Cochran
Name:	John Cochran
Title:	V.P.

SCHEDULE I

One-Year Periods

(To be determined by Advisory Board)